UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom 011-44-0131-445-6159	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares of nil par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-194390

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 3 to Form 8-A amends and supplements the information set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 11, 2014 and amended by Amendment No. 1 filed on April 23, 2014 and Amendment No. 2 filed on May 28, 2014, and is being filed by the Registrant to remove the reference to the warrants to purchase the Registrant’s ordinary shares that were previously registered on this Form 8-A, as so amended, which warrants expired on October 26, 2015 and are no longer of any force or effect.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s ordinary shares, no par value per share, reference is made to the information set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194390) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is incorporated herein by reference. The descriptions of the Registrant’s ordinary shares included in any prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 29, 2015	QUOTIENT LIMITED

	By:	/s/ Paul Cowan
	Name:	Paul Cowan
	Title:	Chief Executive Officer